Exhibit 99.1

For Immediate Release

Ignite Restaurant Group Announces Preliminary Fourth Quarter 2015 Revenues

Houston, TX—(BUSINESS WIRE) — January 12, 2016 — In advance of its presentation at the 18th Annual ICR XChange Investor Conference on January, 13, 2016, Ignite Restaurant Group (NASDAQ: IRG) today announced preliminary unaudited revenue and comparable sales results for the thirteen and fifty-two weeks ended December 28, 2015 were as follows (in millions, except percent data):

	Revenues – 13 weeks ended
	December 28, 2015	December 29, 2014	Comparable Sales
Joe’s Crab Shack	$74.1	$80.0	(2.9%)
Brick House Tavern + Tap	19.2	17.9	(2.8%)

Ignite Restaurant Group	$93.3	$97.9	(2.9%)

	Revenues – 52 weeks ended
	December 28, 2015	December 29, 2014	Comparable Sales
Joe’s Crab Shack	$414.3	$433.0	(4.5%)
Brick House Tavern + Tap	77.7	70.5	1.0%

Ignite Restaurant Group	$492.0	$503.5	(3.9%)

In the fourth quarter of 2015, the Company closed one Joe’s restaurant, which will be converted to a Brick House, and opened one Joe’s franchised restaurant in Dubai. For the year, the Company opened two Brick House restaurants and closed nine Joe’s restaurants, of which three will be converted to Brick Houses. The three converted Brick House restaurants are expected to open in the first quarter of 2016.

As previously announced in an earlier press release, the Company will present at the 18th Annual ICR XChange Investor Conference on Wednesday, January 13, 2016 at the Grande Lakes Orlando Resort in Florida. The presentation will begin at 10:30 a.m. Eastern Time and will be webcast live and archived on the Ignite website. To access the presentation, please visit www.igniterestaurants.com under the “Investors” section or directly through ICR XChange website at www.icrxchange.com.

About Ignite Restaurant Group

Ignite Restaurant Group, Inc., headquartered in Houston, Texas, owns a portfolio of restaurant concepts which operate throughout the U.S., including Joe’s Crab Shack and Brick House Tavern + Tap. Each brand offers a variety of high-quality, chef-inspired food and beverages in a distinctive, casual, high-energy atmosphere. For more information on Ignite and its distinctive brands, visit www.igniterestaurants.com.

Cautionary Note Regarding Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of the federal securities laws. Forward-looking statements are subject to known and unknown risks and uncertainties, many of which may be beyond the Company’s control. The Company cautions you that the forward-looking information presented in this press release is not a guarantee of future events, and that actual events and results may differ materially from those made in or suggested by the forward-looking information contained in this press release. In addition, forward-looking statements generally can be identified by the use of forward-looking terminology such as “may,” “plan,” “seek,” “comfortable with,” “will,” “expect,” “intend,” “estimate,” “anticipate,” “believe” or “continue” or the negative thereof or variations thereon or similar terminology. Examples of forward-looking statements and beliefs in this press release include those related to our planned new restaurant openings and conversions.

A number of important factors could cause actual events and results to differ materially from those contained in or implied by the forward-looking statements included in this press release, including the risk factors discussed in the Company’s Form 10-K for the year ended December 29, 2014 as supplemented by the risk factors included in the Company’s Quarterly Report on Form 10-Q for the quarterly period ended September 28, 2015 (which can both be found at the SEC’s website www.sec.gov) and each such risk factor is specifically incorporated into this press release. Any forward-looking information presented herein is made only as of the date of this press release, and the Company does not undertake any obligation to update or revise any forward-looking information to reflect changes in assumptions, the occurrence of unanticipated events, or otherwise. Further, we have not yet completed closing procedures for the fourth quarter of 2015 and the full year 2015, and our independent registered public accounting firm has not yet reviewed or audited the results. Accordingly, these preliminary results are subject to change pending finalization, and actual results could differ materially as we finalize such results.